EXHIBIT 10.40

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into as of January 1, 2021 by and between eCombustible Products Holdings, LLC (the “Company”) and Ramiro Guerrero (“RG”).

WHEREAS, the Company and RG desire to amend that certain Employment Agreement dated December 28, 2020 by and between the Company and RG (the “Original Agreement”) with respect to the payment stream in Section 5.

WHEREAS, the Company made an initial payment of $250,000 in connection with the referenced payment stream on November 20, 2020.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Amendment to Section 5. Section 5 of the Original Agreement is hereby amended, effective as of January 1, 2021, by deleting the aggregated scheduled payments in their entirety and replacing them with the following:

•	$50,000 within 60 days after the Effective Date,

•	$50,000 within 90 days after the Effective Date, and

•	$150,000 within 150 days after the Effective Date,

2.

In connection with this agreement, RG waives and releases any and all claims regarding payments required to be made to RG pursuant to Section 5 of the Original Agreement that were to occur prior to the date hereof.

3.	General Provisions. Sections 11-17 from the Original Agreement are incorporated herein by reference mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the Company and RG have executed this First Amendment to Employment Agreement as of the date first written above.

COMPANY:

ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC

By:	/s/ Jorge Arevalo
Name:	Jorge Arevalo
Title:	Chief Executive Officer

RAMIRO GUERRERO

By:	/s/ Ramiro Guerrero